                                                                      Exhibit 10




                               EXCHANGE AGREEMENT

                                     Between


                        ARGOSY INVESTMENT PARTNERS, L.P,

                                       And

                              BERGER HOLDINGS, LTD.

                          Dated as of January 12, 2001

                                TABLE OF CONTENTS

ARTICLE I - EXCHANGE ...................................................................  -2-
         Section 1.1       Items to be Exchanged .......................................  -2-
         Section 1.2       Registration Rights .........................................  -2-

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY .............................  -5-
         Section 2.1       Corporate Status ............................................  -5-
         Section 2.2       Authorization, Absence of Conflicts .........................  -5-
         Section 2.3       Validity and Binding Effect .................................  -6-
         Section 2.4       SEC Reports  ................................................  -6-
         Section 2.5       Capitalization  .............................................  -6-
         Section 2.6       Disclosure  .................................................  -7-

ARTICLE  III - REPRESENTATIONS AND WARRANTIES OF THE INVESTOR ..........................  -7-
         Section 3.1       Corporate Status; Residence .................................  -7-
         Section 3.2       Authorization ...............................................  -7-
         Section 3.3       Validity and Binding Effect .................................  -8-
         Section 3.4       Accredited Investor; Investment Intent ......................  -8-

ARTICLE IV - PRIOR AGREEMENTS ..........................................................  -8-
         Section 4.1       Prior Agreements ............................................  -8-
         Section 4.2       Corporate Existence, Etc. ...................................  -8-
         Section 4.3       Maintenance, Etc. ...........................................  -8-
         Section 4.4       Insurance ...................................................  -9-
         Section 4.5       Taxes, Claims for Labor and Materials .......................  -9-
         Section 4.6       Compliance with Laws, Agreements, etc. ......................  -9-
         Section 4.7       ERISA Matters ...............................................  -9-
         Section 4.8       Books and Records; Rights of Inspection ..................... -10-
         Section 4.9       Reports ..................................................... -10-
         Section 4.10      Board of Directors; Observer Rights ......................... -11-
         Section 4.11      No Dividends or Repurchases ................................. -11-
         Section 4.12      Limitation on Activities .................................... -12-
         Section 4.13      Nature of Business .......................................... -12-
         Section 4.14      Further Assurances .......................................... -12-

ARTICLE V - SUBORDINATION OF NEW DEBENTURE ............................................. -13-
         Section 5.1       Subordination ............................................... -13-
         Section 5.2       Liquidation, etc ............................................ -13-
         Section 5.3       Default on Senior Indebtedness .............................. -14-
         Section 5.4       Subrogation ................................................. -14-
         Section 5.5       Company's Obligations Not Impaired .......................... -14-

ARTICLE VI - RESTRICTIONS ON TRANSFER .................................................. -15-
         Section 6.1       Legends, Restrictions on Transfer ........................... -15-
         Section 6.2       Notice of Intention to Transfer; Opinions of Counsel ........ -15-
         Section 6.3       Notices Regarding Proposed Sales of Shares .................. -16-

ARTICLE VII - EVENTS OF DEFAULT; REMEDIES .............................................. -16-
         Section 7.1       Events of Default ........................................... -16-
         Section 7.2       Acceleration of Maturities .................................. -17-

ARTICLE VIII - AMENDMENTS, WAIVERS AND CONSENTS ........................................ -18-
         Section 8.1       Consent Required ............................................ -18-
         Section 8.2       Effect of Amendment or Waiver ............................... -18-

ARTICLE IX - INTERPRETATION OF AGREEMENT; DEFINITIONS .................................. -18-
         Section 9.1       Definitions ................................................. -18-
         Section 9.2       Accounting Principles ....................................... -21-

ARTICLE X - MISCELLANEOUS .............................................................. -21-
         Section 10.1      Powers and Rights Not Waived; Remedies Cumulative ........... -21-
         Section 10.2      Notices ..................................................... -21-
         Section 10.3      Successors and Assigns ...................................... -22-
         Section 10.4      Survival of Covenants and Representation .................... -23-
         Section 10.5      Severability ................................................ -23-
         Section 10.6      Governing Law ............................................... -23-
         Section 10.7      Captions, Counterparts ...................................... -23-
         Section 10.8      Continuing Obligations ...................................... -23-
         Section 10.9      Entire Agreement ............................................ -23-

                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (the "Agreement") entered into as of the 12th day of January, 2001, is by and between ARGOSY INVESTMENT PARTNERS, L.P., a Pennsylvania limited partnership (the "Investor") and BERGER HOLDINGS, LTD., a Pennsylvania corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company and the Investor are parties to that certain Preferred Stock Purchase Agreement dated as of December 17, 1997 (the "Preferred Stock Purchase Agreement") pursuant to which the Company issued and sold to the Investor 15,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock");

         WHEREAS, the Company and the Investor are parties to that certain Debenture Purchase Agreement dated as of December 17, 1997 (the "Debenture Purchase Agreement") pursuant to which the Company issued and sold to the Investor a debenture in the aggregate principal amount of $500,000 of the Company's 12.25% Subordinated Debentures due 2003 (the "Initial Debenture"), and a stock purchase warrant for the purchase of 60,000 shares of the Company's common stock (the "Warrant");

         WHEREAS, the Company and the Investor are parties to that certain Exchange Agreement dated as of January 1, 1999 (the "Prior Exchange Agreement") pursuant to which the Investor exchanged 15,000 shares of the Series A Convertible Preferred Stock for the One Million Five Hundred Thousand and no/100ths Dollars ($1,500,000.00) aggregate principal amount of the Company's Subordinated Convertible Debentures due December 31, 2003 (the "Outstanding Debenture"), and contemporaneously with such exchange the Warrant was amended and restated solely to extend the exercise date thereof from January 2, 2003 to December 31, 2003 and (ii) the Investor surrendered the Initial Debenture in exchange for an amended and restated debenture which (x) extended the maturity date thereof from January 2, 2003 to December 31, 2003 and (y) provided for the interest rate to change in accordance with Section 1.2(d) of the Prior Exchange Agreement (the "Restated Debenture"); and

         WHEREAS, the Company and the Investor have agreed to exchange the Outstanding Debenture, the Restated Debenture and the Warrant for: (i) an amended and restated debenture substantially in the form of Exhibit A attached hereto containing substantially the same terms as the Outstanding Debenture, except that the conversion provisions have been deleted (the "New Debenture"), and (ii) 250,000 shares of common stock of the Company, par value $.01 per share (the "Shares").

         NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                               ARTICLE I EXCHANGE

Section 1.1  Items to be Exchanged.

         Effective immediately upon execution of this Agreement, the Company is contemporaneously herewith issuing and delivering to the Investor, and the Investor is hereby accepting from the Company (x) the New Debenture and the Shares, in exchange for (y) the Outstanding Debenture, the Restated Debenture and the Warrant. The Outstanding Debenture, the Restated Debenture and the Warrant are hereby canceled.

         The terms which are capitalized herein shall have the meanings set forth in Section 9.1 hereof unless the context shall otherwise require.

Section 1.2  Registration Rights.

         (a) The Company shall, at its sole expense, prepare promptly and, as soon as practicable after April 30, 2001, file with the SEC a Registration Statement on Form S-3 covering the resale of any Shares then held by the Investor, and use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Shares have been sold and (ii) the date on which all of the Shares (in the reasonable opinion of counsel to the Company) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act (the "Registration Period"). The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Shares.

         (b) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The Company shall notify each seller of the Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances.

         (c) The Company shall use its best efforts to (i) register and qualify the Shares under such other securities or "blue sky" laws of such jurisdictions in the United States the Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.2, (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

         (d) Notwithstanding the foregoing, the Company may delay filing the Registration Statement otherwise required pursuant to this Agreement, and may withhold efforts to cause the Registration Statement to become effective, if Company determines in good faith that the Registration Statement will (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or
(2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. If, after the Registration Statement becomes effective, the Company notifies the Investor that the Company considers it appropriate for the Registration Statement to be amended or supplemented, the Investor and any holder of the Shares shall suspend any further sales of their Shares pursuant to such Registration Statement until the Company advises them that the Registration Statement has been amended or supplemented. The Company may give such advice if there exists at any time material non-public information relating to the Company that, in the reasonable opinion of the Company's Board of Directors, would be prejudicial to the Company or its shareholders to be disclosed at that time.

         (e) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing the Registration Statement) and (ii) to notify the Investor of the issuance of such order and the resolution thereof.

         (f) The Company will indemnify the Investor, each of its officers, directors and partners, and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to the Registration Statement, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the Registration Statement, and will reimburse the Investor, each of its officers, directors, partners, and each person controlling the Investor, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (g) In connection with the registration or sale of the Shares, the Investor will indemnify the Company, each of its directors, officers, partners, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, or control person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Investor, and stated to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided that in no event shall any indemnity under this Section 1.2(g) exceed the net amount of proceeds received by the Investor from the sale of securities under the Registration Statement.

         (h) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.2, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (i) If the indemnification provided for in this Section 1.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investor as follows:

Section 2.1  Corporate Status.

         The Company is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the New Debenture (together, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a Materially Adverse Effect on the financial condition or results of operations of the Company.

Section 2.2  Authorization, Absence of Conflicts.

         The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and the New Debenture without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the issuance of the New Debenture and the Shares hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder: are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the Articles of Incorporation or Bylaws of the Company, as amended, (b) any material agreement to which the Company or any of its subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the New Debenture, and the certificates representing the Shares, is duly authorized to act on behalf of the Company.

Section 2.3  Validity and Binding Effect.

         Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

Section 2.4  SEC Reports.

         The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the SEC under the Exchange Act. Since January 1, 1999, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The financial statements contained in the SEC Reports fairly presented the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.5  Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 5,135,936 shares are issued and outstanding as of December 31, 2000, and (ii) 5,000,000 shares of preferred stock, with rights and preferences fixed by the Board of Directors in accordance with the corporate laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation, as amended, none of which are issued and outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable.

         (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except as set forth in the Company's SEC Reports and options to purchase additional shares of Common Stock pursuant to the Company's stock option plan.

         (c) The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

Section 2.6  Disclosure.

         No representation or warranty given as of the date hereof by the Company contained in this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

           ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents to the Company as follows:

Section 3.1  Corporate Status; Residence.

         The Investor is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has the requisite power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by the Investor in connection herewith.

Section 3.2  Authorization.

         The Investor has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by the Investor in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by the Investor in connection herewith, and the performance by the Investor of its obligations hereunder and/or thereunder: are within the powers of the Investor, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the organizational documents of the Investor, (b) any material agreement to which the Investor is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of the Investor pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The partner(s) executing this Agreement and any other document executed and delivered by the Investor in connection herewith, is duly authorized to act on behalf of the Investor.

Section 3.3  Validity and Binding Effect.

         This Agreement and any other document executed and delivered by the Investor in connection herewith are the legal, valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms.

Section 3.4  Accredited Investor; Investment Intent.

         The Investor is an "accredited investor" under Rule 501(a) under the Securities Act. The Investor is acquiring the New Debenture and the Shares for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and the Investor has no present intention of selling, negotiating or otherwise disposing of the New Debenture or the Shares.

              ARTICLE IV PRIOR AGREEMENTS; COVENANTS OF THE COMPANY

Section 4.1  Prior Agreements.

         As between the Company and the Investor, the following agreements, including, without limitation, all of the covenants set forth therein, are hereby terminated: (a) the Preferred Stock Purchase Agreement; (b) the Registration Rights Agreement; (c) the Prior Exchange Agreement; and (d) the Debenture Purchase Agreement.

Section 4.2  Corporate Existence, Etc.

         The Company will preserve and keep in force and effect, and will cause each subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Materially Adverse Effect and all licenses and permits necessary to the proper conduct of its business.

Section 4.3  Maintenance, Etc.

         The Company will, in all material respects, maintain, preserve and keep, and will cause each subsidiary to maintain, preserve and keep, its properties and assets which are used in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

Section 4.4  Insurance.

         The Company will maintain, and will cause each subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are reasonable.

Section 4.5  Taxes, Claims for Labor and Materials.

         The Company will promptly pay and discharge, and will cause each subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such subsidiary; provided the Company or such subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such subsidiary or any material interference with the use thereof by the Company or such subsidiary, and (b) the Company or such subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

Section 4.6  Compliance with Laws, Agreements, etc.

         Except where failure to do so does not and would not have a Materially Adverse Effect, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 4.7  ERISA Matters.

         If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenant shall be applicable during such period as any such Plan shall be in effect throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan.

Section 4.8  Books and Records; Rights of Inspection.

         The Company will keep, and will cause each subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of the Investor to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of the Investor, during reasonable business hours, at all such times as the Investor may reasonably request.


Section 4.9  Reports.

         So long as the New Debenture is outstanding, the Company will furnish to Investor the following (to the extent not reasonably available from the SEC's computerized filing system or the Company's website); provided that, so long as the Company's securities are publicly traded, the Investor hereby agrees that, to the extent that the Investor receives from the Company in any manner, including, without limitation, pursuant to this Section 4.9, attendance at Board meetings pursuant to Section 4.10 or otherwise, any material non-public information, the Investor: (i) shall maintain the confidentiality of such information, (ii) shall not disclose such information to any third party and
(iii) shall not trade in the Company's securities until, as to all of clauses
(i), (ii) and (iii), there has been "public disclosure" of such information within the meaning of Regulation FD promulgated pursuant to the Exchange Act:

                  (a) Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) consolidated balance sheets of the Company and its subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                           (ii) consolidated statements of income and retained earnings of the Company and its subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                           (iii) consolidated statements of cash flows of the Company and its subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                  (c) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

                           (i) consolidated balance sheets of the Company and its subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated statements of income and retained earnings and cash flows of the Company and its subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of KPMG LLP, or if such firm is no longer auditor to the Company, a firm of independent public accountants of recognized national standing;

                  (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any subsidiary;

                  (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its subsidiaries.

                  (f) Press Releases. Promptly upon its release, a copy of each press release issued by the Company; and

                  (g) Requested Information. With reasonable promptness, such financial data and other information relating to the business of the Company as Investor may from time to time reasonably request.

Section 4.10  Board of Directors; Observer Rights.

         For so long as any portion of the New Debenture shall remain outstanding, if a representative of the Investor is not then a member of the Company's Board of Directors, upon request of the Investor, the Company shall invite a representative of the Investor to attend all meetings of the Company's Board of Directors in a nonvoting capacity.

Section 4.11  No Dividends or Repurchases.

         For so long as any amount remains unpaid on the New Debenture, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Common Stock) shall be declared or paid or set apart for payment by the

Company or other distribution of cash or other property declared or made directly or indirectly by the Company or any affiliate or any Person acting on behalf of the Company or any of its affiliates with respect to any shares of capital stock of the Company unless in each case (x) all interest payments on the New Debenture have been paid in full as of the date of each such proposed distribution and (y) sufficient funds shall have been paid or set apart for the payment of the full interest payment for the current quarter with respect to the New Debenture. For so long as any interest then due remains unpaid on the New Debenture, the Company shall not repurchase, or otherwise acquire for value, any share or shares of the Common Stock.

Section 4.12  Limitation on Activities.

         In addition to any other vote or consent of shareholders required by law or the Articles of Incorporation of the Company, for so long as any portion of the New Debenture remains outstanding, the Company will not take any of the following actions without the written consent of the Investor:

         (a) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) the New Debenture other than by redemption in accordance with its terms;

         (b) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) the Finova Debenture other than on a pari passu basis with the New Debenture;

         (c) authorize or issue, or obligate itself to issue, any other security senior to the New Debenture;

         (d) effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Company or any of its subsidiaries, or any consolidation or merger involving the Company or any of its subsidiaries, except (A) a merger with a Wholly-owned subsidiary of the Company,
(B) a mere reincorporation transaction, or (C) a merger pursuant to which the Company is the surviving entity and the capitalization of the Company remains unchanged.

Section 4.13  Nature of Business.

         Neither the Company nor any subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its subsidiaries on the date of this Agreement.

Section 4.14  Further Assurances.

         The Company will take all actions reasonably requested by Investor to effect the transactions contemplated by this Agreement and the New Debenture.

                    ARTICLE V SUBORDINATION OF NEW DEBENTURE

Section 5.1  Subordination.

         Notwithstanding anything to the contrary in this Agreement or in the New Debenture, the indebtedness evidenced by the New Debenture, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money (except such indebtedness of the Company other than the New Debenture which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company) outstanding as of the date of this Agreement and set forth on the Company's SEC Reports (including any obligations of the Company under any guaranty or suretyship agreement relating to indebtedness for borrowed money by Subsidiaries of the Company), constituting borrowed money from financial institutions approved by the Board of Directors of the Company and designated as being senior to the New Debenture (but only to the extent so designated), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness including, without limitation, any and all indebtedness now or hereafter owing by the Company to Summit Bank, N.A., and its successors and assigns (collectively, the "Senior Indebtedness").

         Notwithstanding the foregoing, the indebtedness evidenced by the New Debenture, including principal and interest, shall continue to rank pari passu with the indebtedness evidenced by the 11% Subordinated Debenture due December 31, 2003 (the "Finova Debenture") originally issued to Finova Mezzanine Capital Inc. f/k/a Sirrom Capital Corporation ("Finova") in January 1999 pursuant to the Prior Exchange Agreement, and as amended and restated in September 2000 pursuant to that certain exchange agreement dated as of September 29, 2000, by and between the Company and Finova.

Section 5.2  Liquidation, etc.

         (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holder of the New Debenture shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the New Debenture (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the New Debenture until such time as the Senior Indebtedness are paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

         (b) Without in any way modifying the provisions of this Article V or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Investor of any dissolution, winding up, liquidation or reorganization of maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

Section 5.3  Default on Senior Indebtedness.

         The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, the New Debenture if any default has occurred and is continuing with respect to the payment of principal of, premium if any or interest on any Senior Indebtedness.

Section 5.4  Subrogation.

         Upon the prior payment in full of both the Senior Indebtedness, the Investor shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the New Debenture shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the Investor otherwise payable or distributable to the holders of the Senior Indebtedness shall, as between the Company, its creditors, other than the holders of the Senior Indebtedness, and the Investor, be deemed to be payment by the Company to or on account of the New Debenture, it being understood that the provisions of this Article V are and are intended solely for the purpose of defining the relative rights of the Investor, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 5.5  Company's Obligations Not Impaired.

         (a) Nothing contained in this Article V or in the New Debenture is intended to or shall impair, as between the Company and the Investor, the obligation of the Company, which is absolute and unconditional, to pay the Investor the principal of and interest on the New Debenture as and when the same shall become due and payable in accordance with the terms of the New Debenture, or is intended to or shall affect the relative rights of the Investor other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article V, shall anything herein or therein prevent the Investor from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the New Debenture.

         (b) If any payment or distribution shall be received in respect of the New Debenture in contravention of the terms of this Article V, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness and shall be immediately delivered to such holders in the same form as received.

                       ARTICLE VI RESTRICTIONS ON TRANSFER

Section 6.1  Legends, Restrictions on Transfer.

         The New Debenture and the Shares have not been registered under the Securities Act or any state securities laws. The New Debenture and the Shares issued pursuant to this Agreement (except as permitted by this Article VI) shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR
         (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

         The provisions of this Article VI shall be binding upon all subsequent holders of the New Debenture and the Shares unless in the opinion of counsel to any such holder, specified in Section 6.2 below, the New Debenture and/or the Shares are no longer subject to the restrictions described herein.

Section 6.2  Notice of Intention to Transfer; Opinions of Counsel.

         The New Debenture shall not be transferable except upon the conditions specified in this Article VI. The holder of the New Debenture, by acceptance thereof, agrees, prior to any transfer of the New Debenture, to give written notice to the Company of such holder's intention to effect such transfer and briefly describe the manner of the proposed transfer. Such notice of intended transfer shall be accompanied by, if applicable, an opinion of counsel to such holder reasonably satisfactory to the Company, to the effect that registration under the Securities Act of the New Debenture in connection with such proposed transfer is not required. If in the opinion of such counsel, the proposed transfer of the New Debenture may be effected without registration of the New Debenture, under the Securities Act, such holder shall be entitled to transfer the New Debenture in accordance with the terms of the notice delivered by such holder to the Company. The Company will promptly upon such transfer deliver a revised New Debenture not bearing a legend of the character set forth in Section 6.1, unless in the opinion of such counsel subsequent disposition by such holder of the New Debenture to be so transferred may require registration under the Securities Act. If the proposed transfer of the New Debenture may not be effected without registration of the New Debenture under the Securities Act, the holder thereof shall not be entitled to transfer the New Debenture, in the absence of an effective registration statement.

Section 6.3  Notices Regarding Proposed Sales of Shares.

         (a) Absent exigent circumstances, the Investor shall not sell any of the Shares without complying with this Section 6.3. If the Investor shall at any time desire to sell any or all of the Shares, the Investor shall send written notice to the Company of its intent to sell the applicable number of Shares (the "Sale Notice") at least two (2) trading days prior to the Investor's intended date of sale of such Shares. During such two-day period, the Company shall have the right (but not the obligation) to offer to purchase such Shares directly or to facilitate the sale of such Shares to another party designated by the Company (the "Offer"). The Investor shall have no obligation to accept the Offer as to all or any part of the Shares that are the subject of the Offer.

         (b) If, at the end of the two-day period in paragraph (a) above, the Offer has not been accepted by Investor, the Investor shall be free for a period of forty-five (45) days thereafter to sell the number of Shares designated in the Sale Notice. If such Shares are not so sold within the aforesaid forty-five-day period, absent exigent circumstances, the Investor shall not be permitted to sell such Shares without again complying with this Section 6.3.

                     ARTICLE VII EVENTS OF DEFAULT; REMEDIES

Section 7.1  Events of Default.

         The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

         (a) Default shall occur in the payment of interest on the New Debenture when the same shall have become due, which Default shall continue for five (5) days after written notice is given to the Company by the Investor; or

         (b) Default shall occur in the making of any payment of the principal of the New Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment, which Default shall continue for five (5) days after written notice is given to the Company by the Investor; or

         (c) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness (other than the New Debenture) of the Company or any subsidiary of the Company may be issued and such Default or event shall (i) result in liability of more than $250,000 and (ii) continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any subsidiary of the Company outstanding thereunder; or

         (d) Default shall occur in the observance or performance of the covenants contained in Article VI hereof in any material respect which is not remedied in all material respects within thirty (30) days after the date on which written notice thereof is given to the Company by the Investor; or

         (e) Any representation or warranty made by the Company in Article II hereof (to the extent that such representation or warranty has survived as of the applicable date in accordance with the terms of this Agreement) is untrue in any material respect as of the date of the issuance or making hereof; or

         (f) The Company or any subsidiary of the Company becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any subsidiary of the Company applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such subsidiary or for the major part of the property of either; or

         (g) Final judgment or judgments for the payment of money aggregating in excess of $250,000, is or are outstanding against the Company or any subsidiary of the Company or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

         (h) A custodian, trustee, liquidator, or receiver is appointed for the Company or any subsidiary of the Company or for the major part of the property of either and is not discharged within sixty (60) days after such appointment; or

         (i) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any subsidiary of the Company and, if instituted against the Company or any subsidiary of the Company, are consented to or are not dismissed within sixty
(60) days after such institution.

Section 7.2  Acceleration of Maturities.

         When any Event of Default described in paragraphs (a) through (g) of
Section 7.1 has happened and is continuing, the holder of the New Debenture may, by notice to the Company, declare the entire principal and all interest accrued on the New Debenture to be, and the New Debenture shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (h) or (i) of Section 7.1 has occurred, then the New Debenture shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Without limiting the foregoing, the Company shall, upon becoming aware of the occurrence of any Event of Default, promptly notify the Investor of such occurrence. Upon the New Debenture becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holder of the New Debenture the entire principal and interest accrued on the New Debenture. No course of dealing on the part of the New Debenture holder nor any delay or failure on the part of the New Debenture holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder of the New Debenture all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of the New Debenture upon any Default hereunder or thereon.

                  ARTICLE VIII AMENDMENTS, WAIVERS AND CONSENTS

Section 8.1  Consent Required.

         Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder of the New Debenture.

Section 8.2  Effect of Amendment or Waiver.

         Any such amendment or waiver shall be binding upon the holder of the New Debenture, upon each future holder of the New Debenture and upon the Company, whether or not the New Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

               ARTICLE IX INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 9.1  Definitions.

         Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

         "Debenture Purchase Agreement" shall have the meaning set forth in the recitals hereof.

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 7.1.

         "Event of Default" shall have the meaning set forth in Section 7.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Finova" shall have the meaning set forth in Section 5.1 hereof.

         "Finova Debenture" shall have the meaning set forth in Section 5.1 hereof.

         "GAAP" shall mean generally accepted accounting principles.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (d) capitalized rentals, and (e) guaranties of obligations of others of the character referred to in this definition.

         "Initial Debenture" shall have the meaning set forth in the recitals hereof.

         The term "knowledge" shall mean, with respect to a particular fact or other matter, if a director or executive officer of the Company or any subsidiary of the Company is actually, or has been, aware of such fact or other matter, after reasonable inquiry under the circumstances.

         "Indemnified Party" shall have the meaning set forth in Section 1.2 hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 1.2 hereof.

         "Market Price" shall have the meaning set forth in Section 6.3 hereof.

         "Materially Adverse Effect" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects, in each case of the Company and its subsidiaries taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement or the New Debenture.

         "New Debenture" shall mean that debenture initially issued to the Investor as of January 1, 1999 and amended and restated in accordance with this Agreement, as more fully described in Section 1.1 herein.

         "Offer" shall have the meaning set forth in Section 6.3 hereof.

         "Operative Documents" shall have the meaning set forth in Section 2.1 hereof.

         "Outstanding Debenture" shall have the meaning set forth in the recitals hereof.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" shall have the meaning set forth in Section 4.7 hereof.

         "Preferred Stock" shall have the meaning set forth in the recitals hereof.

         "Preferred Stock Purchase Agreement" shall have the meaning set forth in the recitals hereof.

         "Prior Exchange Agreement" shall have the meaning set forth in the recitals hereof.

         The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

         "Registration Period" shall have the meaning set forth in Section 1.2 hereof.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement by and among the Company, the Investor and Finova.

         "Registration Statement" means one or more registration statements of the Company under the Securities Act registering all of the Shares.

         "Restated Debenture" shall have the meaning set forth in the recitals hereof.

         "Sale Notice" shall have the meaning set forth in Section 6.3 hereof.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Reports" shall have the meaning set forth in Section 2.4 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         The term "security" shall have the same meaning as in Section 2(l) of the Securities Act.

         "Senior Indebtedness" shall have the meaning set forth in Section 5.1 hereof.

         "Shares" shall have the meaning set forth in the recitals hereof.

         The term "subsidiary " shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

         "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Warrant" shall have the meaning set forth in the recitals hereof.

         The term "wholly-owned" when used in connection with any subsidiary of the Company shall mean a subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its wholly-owned subsidiaries.

Section 9.2  Accounting Principles.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                            ARTICLE X - MISCELLANEOUS

Section 10.1  Powers and Rights Not Waived; Remedies Cumulative.

         No delay or failure on the part of the holder of the New Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of the New Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article IX hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

Section 10.2  Notices.

         All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:


            If to the Investor:    Argosy Investment Partners, L.P.
                                   950 West Valley Road, Suite 2902
                                   Wayne, Pennsylvania 19087
                                   Fax: (610) 964-9524
                                   Attention: John Paul Kirwin, III, Principal
              with a copy to:        McCausland, Keen & Buckman, P.C.
                                     Radnor Court 259 North Radnor-Chester Road
                                     Suite 160
                                     Radnor, Pennsylvania 19087
                                     Fax: (610) 341-1099
                                     Attention:  Robert H. Young, Jr., Esq.

              If to the Company:     Berger Holdings, Ltd.
                                     805 Pennsylvania Blvd.
                                     Feasterville, Pennsylvania 19053
                                     Fax:  (215) 355-7738
                                     Attention:  President

              with a copy to:        Wolf, Block, Schorr, and Solis-Cohen LLP
                                     22nd Floor
                                     1650 Arch Street
                                     Philadelphia, Pennsylvania 19103
                                     Fax:: (215) 405-3816
                                     Attention:  Jason M. Shargel, Esq.

or such other address as the Investor or the subsequent holder of the New Debenture may designate to the Company in writing, or such other address as the Company may in writing designate to the Investor or to a subsequent holder of the New Debenture, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as the Investor or a subsequent holder of the New Debenture may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

Section 10.3  Successors and Assigns.

         The Investor's interests in this Agreement, the New Debenture, and the Shares may be endorsed, assigned and/or transferred (in whole or in part) by the Investor (subject to compliance with Section 6.2), and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of the Investor under all of the same to the extent transferred and assigned, except that the Investor's rights under this Agreement may only be assigned to a transferee of the entire New Debenture. The Company shall not assign any of its rights or delegate any of its duties under this Agreement or the New Debenture by operation of law or otherwise without the prior express written consent of the Investor, and in the event the Company obtains such consent, this Agreement and the New Debenture shall be binding upon such assignee.

Section 10.4  Survival of Covenants and Representation.

         All representations and warranties made by the Company and the Investor herein shall survive until, and shall be extinguished and eliminated on the first anniversary of the date hereof. All covenants made by the Company herein (including those referred to in Article IV above) shall survive the closing and delivery of the Operative Documents in accordance with their respective terms so long as any amounts are outstanding under the New Debenture.

Section 10.5  Severability.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

Section 10.6  Governing Law.

         This Agreement and the New Debenture issued and sold hereunder shall be governed by and construed in accordance with Pennsylvania law, without regard to its conflict of law rules.

Section 10.7  Captions, Counterparts.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.8  Continuing Obligations.

         Notwithstanding anything to the contrary set forth herein, the Investor confirms and acknowledges that the New Debenture is Company's Obligations to Creditor within the meaning of the Subordination Agreements dated as of January 2, 1998, among Summit Bank, the Company, the Investor, and Finova, as amended, which Subordination Agreements remain in full force and effect.

Section 10.9  Entire Agreement.

                  This Agreement constitutes the entire agreement of the parties with regard to the exchange of the New Debenture and the Shares for the Outstanding Debenture, the Restated Debenture and the Warrant.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                         COMPANY:

                         BERGER HOLDINGS, LTD.


                         By: /s/ Joseph Weiderman
                            ----------------------------
                            Name:  Joseph Weiderman
                            Title: President



                         INVESTOR:

                         ARGOSY INVESTMENT PARTNERS, L.P.

                            By: ARGOSY ASSOCIATES, L.P., its general partner

                              By: ARGOSY ASSOCIATES, INC., its general partner


                                By: /s/ John Paul Kirwin, III
                                   -------------------------------------------
                                        John Paul Kirwin, III
                                        Vice President

                                                                       Exhibit A



                         AMENDED AND RESTATED DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.


                              BERGER HOLDINGS, LTD.

                  SUBORDINATED DEBENTURE DUE DECEMBER 31, 2003

No. S-1                                             Dated as of January 12, 2001
$1,500,000

         For value received, Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), hereby promises to pay to Argosy Investment Partners, L.P. ("Argosy"), 950 West Valley Road, Suite 2902, Wayne, Pennsylvania 19087, or registered assigns, on the 31st day of December, 2003 (the "Regular Maturity Date") (or before the Regular Maturity Date in the case of a redemption of this Debenture in accordance with the terms hereof (each an "Early Termination Date"), as the case may be), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10% per annum from January 1, 1999 (the "Issue Date") until the Regular Maturity Date or the Early Termination Date, payable in each case quarterly on the first day of each February, May, August, and November in each year, commencing February 1, 1999, and on the Regular Maturity Date or the Early Termination Date. The Company agrees to pay interest (computed on the same basis) on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the stated rate plus 3% per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

         Both the principal hereof and interest hereon are payable to the order of the holder hereof at its address registered on the books of the Company or by federal funds wire transfer to a bank account designated in writing by the holder to the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Pennsylvania are required by law to close or are customarily closed.

         This Debenture is issued under and pursuant to the terms and provisions of an Exchange Agreement, dated as of January 12, 2001 (the "Exchange Agreement"), entered into by the Company and Argosy, and this Debenture and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, and to which Exchange Agreement reference is hereby made for all such terms and provisions. The terms which are capitalized herein shall have the meanings set forth in the Exchange Agreement unless the context shall otherwise require.

         This Debenture is subordinated to certain other indebtedness of the Company to the extent and with the effect set forth in the Exchange Agreement.

         If an Event of Default (as defined in the Exchange Agreement) occurs and is continuing, the principal of this Debenture may be declared due and payable in the manner and with the effect provided in the Exchange Agreement.

         This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 805 Pennsylvania Blvd., Feasterville, Pennsylvania 19053, or such other address as the Company shall have advised the holders of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing and in accordance with the provisions of Section 6.2 of the Exchange Agreement. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder.

         The Debenture is redeemable on the conditions set forth herein, and the holder thereof is entitled to certain notices, as set forth more fully below.

         SECTION 1 Redemption.

         (a) Redemption at the Option of the Company. At any time prior to the Regular Maturity Date, at the option of the Company, the Company may fix a date (the "Redemption Date") on which it shall redeem this Debenture by paying in cash to the holder thereof the entire outstanding principal amount of this Debenture plus an amount equal to all interest payments then due but unpaid (including interest thereon).

         (b) Procedures for Redemption of the Debenture. At least five (5) days prior to the Redemption Date the Company shall mail a written notice, first class postage prepaid, to the holder of this Debenture at the close of business on the business day preceding the day on which notice is given, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying (i) the Redemption Date, (ii) the Redemption Price, (iii) the place at which payment may be obtained, and (iv) calling upon such holder to surrender to the Company, in the manner and at the place designated, this Debenture (the "Redemption Notice"). On or after the Redemption Date, the holder of this Debenture shall surrender to the Company this Debenture, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of this Debenture shall be payable to the order of the person whose name appears on the Company's register of Debentures as the owner thereof and, upon payment in full of the Redemption Price, this surrendered Debenture shall be discharged. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, this Debenture shall not be entitled to any further rights as a Debenture and shall not be deemed outstanding for any purpose.

         SECTION 2 ENFORCEMENT. If the indebtedness represented by this Debenture or any part thereof is placed in the hands of attorneys for collection after an Event of Default, or the enforcement of any rights under the Exchange Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and an amount equal to all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

         SECTION 3 NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Debenture against impairment.

         This Debenture is executed, in part, in renewal, amendment, restatement and modification of, but not in novation or discharge of, the existing obligations and indebtedness of the Company to holder hereof by that Subordinated Convertible Debenture due December 31, 2003 executed and delivered in favor of holder by the Company on January 1, 1999.

         This Debenture and said Exchange Agreement are governed by and construed in accordance with the laws of Pennsylvania.

[Corporate Seal]                               BERGER HOLDINGS, LTD.

ATTEST:                                        By:

------------------------------                 --------------------------------
Joseph F. Weiderman, Secretary                 Theodore A. Schwartz
                                               Chief Executive Officer













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